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                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

        Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) -- MAY 29, 1998
                                                            -----------------

                                   BYL BANCORP
                                   -----------
               (Exact name of registrant as specified in it charter)


      CALIFORNIA                    000-23257                   33-0755794
      ----------                    --------                    -----------
(Name or other jurisdiction        (Commission                 (IRS Employer
of incorporation)                  File Number)              Identification No.)



18206 IMPERIAL HIGHWAY, YORBA LINDA, CA                            92886
---------------------------------------                            -----
(Address of principal executive officer)                          (Zip Code)


(Registrants' telephone number, including area code) -- (714) 996-1800
                                                        --------------


                                        NA
                                        --
             (Former name or former address, if changed since last report.)

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ITEM 2  ACQUISITION OR DISPOSITION OF ASSETS

     On May 29, 1998, BYL Bancorp ("BYL") completed the acquisition of DNB Financial ("DNBF"), Riverside, California in which DNBF was merged with and into the BYL. In addition, also on May 29, 1998, Bank of Yorba Linda ("BOYL"), the BYL's wholly-owned subsidiary, completed the acquisition of De Anza National Bank ("DANB"), Riverside, California, in which DANB was merged with and into BOYL. Attached as an exhibit to this report is a copy of the press release that was issued by BYL on May 29, 1998 generally describing the transaction.

     The mergers as described above were effected pursuant to an Agreement and Plan of Reorganization, dated as of January 29, 1998 (as the same may be amended, the "Agreement"), by and between BYL, DNBF, BOYL and DANB. The Agreement provides, among other things, that each issued and outstanding share of common stock, no par value, of DNBF ("DNBF Common Stock") (other than shares which have not been voted in favor of the approval of the principal terms of the Merger and with respect to which dissenters' rights have been perfected in accordance with the California General Corporation Law) will be converted into the right to receive shares of common stock, no par value, of BYL ("BYL Common Stock") on, and subject to, the terms and conditions contained in the Agreement. A copy of the Agreement is included in the Joint Proxy Statement/Prospectus as Appendix C. The Joint Proxy Statement/Prospectus is included as part of the Registration Statement on Form S-4 that was declared effective by the Securities and Exchange Commission on April 16, 1998.

     As part of the transaction, Messrs. Henry Cox, Eddie Fischer and Neil Hatcher were appointed to the Board of Directors of BYL and BOYL effective May 29, 1998

     BYL and DNBF have received all necessary regulatory and shareholder approvals in order to consummate the transaction. As a result of the calculations required by the Agreement, each share of DNBF common stock will be converted into the right to receive 4.1162 shares of BYL Common Stock, resulting in the issuance of approximately 956,699 shares of BYL Common Stock to the shareholders of DNBF.

     The acquisition of DNBF by BYL increased the total assets of BYL and its subsidiaries to approximately $270 million and total shareholders' equity to approximately $23 million as of the consummation of the mergers.

ITEM 5.  OTHER EVENTS.

     BOYL is in the process of changing its name to BYL Bank Group, which is expected to be effective on June 3, 1998. In addition, BOYL will continue to use "Bank of Yorba Linda, a division of BYL Bank Group" for certain purposes, such as for the SBA and mortgage loan divisions.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. It is impractical for BYL to prepare the


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required financial statements for DNBF at this time, and BYL will file the required financial statements as soon as practical, but not later than 60 days after the report on this Form 8-K has been filed. The required financial statements will be attached as an amendment to this Form 8-K.

(b) PRO FORMA FINANCIAL INFORMATION. The pro forma financial information that will be required pursuant to Article 11 of Regulation SX in intended to be filed within the next 60 days.

(c) EXHIBITS.

     (1) Agreement and Plan of Reorganization (previously filed as Appendix C to the Registration Statement on Form S-4, file number 333-47013

     (2) Agreement of Merger between BYL and DNBF as filed with the California Secretary of State

     (4) Press Release of May 29, 1998

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                                   SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       BYL BANCORP


Dated: May 29, 1998                    By: /s/ Robert Ucciferri
                                           -------------------------------------
                                           Robert Ucciferri
                                           President and Chief Executive Officer